                                                                     EXHIBIT 21




                    SUBSIDIARIES OF TYLER TECHNOLOGIES, INC.


Name                                                    Place of Incorporation
----                                                    ----------------------
The Software Group, Inc.                                         Texas
Interactive Computer Designs, Inc.                               Texas
CMS Holdings, Inc.                                               Texas
Eagle Computer Systems, Inc.                                     Delaware
FundBalance, Inc.                                                Delaware
Gemini Systems Inc.                                              Delaware
Process Incorporated                                             Maine
Cole Layer Trumble Company                                       Delaware
Appraisal Records Services, Inc.                                 Texas
Automated Records Services, Inc.                                 Texas